10.37





                  THIS NOTE AND THE SHARES OF COMMON STOCK UNDERLYING THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE OR NOT REQUIRED.

                               IQ BIOMETRIX, INC.

                              CONVERTIBLE DEBENTURE
                                                                    $100,000.00


         FOR VALUE RECEIVED, IQ Biometrix, Inc., a Delaware corporation (the "Company"), promises to pay to the undersigned investor, or registered assigns (each a "Holder"), One Hundred Thousand and No/100 Dollars ($100,000.00) in lawful money of the United States of America on or before the Maturity Date as defined herein, with all Interest thereon as defined and specified herein.

         1. Interest. This Debenture shall bear interest ("Interest") at the rate of six percent (6%) per annum from the Issue Date through the Maturity Date. The Company shall pay such Interest, at the Company's election either in cash or shares of the Company's Common Stock on the Maturity Date.

         2. Terms of Repayment.

                  2.1 Maturity Date. This Debenture shall be due and payable in full, including all accrued Interest thereon, on the date one year from the last date of execution of this Debenture ("Maturity Date").

                  2.2 Withholding. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

         3.       Right to Purchase Additional Shares; Conversion Right.

                  3.1 Conversion Price. At any time prior to the Maturity Date, the Holder has the option, but not the obligation, to convert the principle and interest under this Debenture into shares of the common stock of the Company (the "Common Stock") at sixty-four cents ($0.64) per share.

                  3.2 Adjustment Based Upon Stock Dividends, or Combination of Shares. The Conversion Price shall be adjusted in the manner described in the remainder of this Section 3.2 if the outstanding shares of the Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Conversion Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased.

                  3.3 Adjustment Based Upon Merger, Consolidation or Recapitalization. In case of any consolidation or merger to which the Company is a party (other than a merger in which the Company is the surviving entity and which does not result in any reclassification of or change in the outstanding Common Stock of the Company), or in case of any sale or conveyance to another person, firm, or corporation of the property of the Company as an entirety or substantially as an entirety, or in case of any capital reorganization or reclassification of the Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 3.2 immediately above), the Holder shall have the right to convert this Debenture into the kind and amount of securities and property (including cash) receivable upon such consolidation, merger, sale, conveyance, reorganization or reclassification by a holder of the number of shares of Common Stock into which such Debenture might have been converted immediately prior thereto.

                  3.4 Exercise of Conversion Privilege. The conversion privilege provided for in this Section 3 shall be exercisable by the Holder by written notice to the Company or its successor and the surrender of this Debenture in exchange for the number of shares (or other securities and property, including cash, in the event of an adjustment of the Conversion Price) into which this Debenture is convertible based upon the Conversion Price. Conversion rights expire on the Maturity Date.

                 3.5 Exercise Conversion Method. The purchase right represented by the conversion of this Debenture may be exercised by the Holder by surrendering this Debenture at the principal office of the Company and by the payment to the Company, either: (i) by certified or bank check, or by wire transfer to an account designated by the Company in an amount equal to the then applicable Conversion Price multiplied by the number of Shares then being purchased, or (ii) by the delivery of that number of shares of Common Stock having a value equal to the Conversion Price, which shares may be the Shares underlying the conversion of the Debenture.

                 3.6 Company's Right to Mandatory Conversion. Any portion of the principal balance and accrued interest of the Debenture not previously converted as of the Maturity Date, shall be deemed to be automatically converted at the Company's election, upon delivery of written notice of such election to convert by the Company or any of its agents, employees or representatives, at any time within thirty days prior to the Maturity Date at the Conversion Rate ("Mandatory Conversion"), and the Company shall have no further obligation to repay the Debentures.

                 3.7 Corporate Status of Common Stock to be Issued. All Common Stock (or other securities in the event of an adjustment of the Conversion Price) which may be issued upon the conversion of this Debenture shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

                  3.8 Issuance of Certificate. Upon the conversion of this Debenture, the Company shall in due course issue to the Holder a certificate or certificates representing the number of shares of Common Stock (or other securities in the event of an adjustment of the Conversion Price) to which the conversion relates.

                  3.9 Fractional Shares. No fractional shares will be issued. In lieu thereof, the Company will pay cash in the amount of $0.64 for each fractional share that would otherwise have been issued.

         4. Status of Holder of Debenture. This Debenture shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company or to any rights whatsoever except the rights herein expressed, and no dividends shall be payable or accrue in respect of this Debenture or the securities issuable upon the conversion hereof unless and until this Debenture shall be converted. Upon the conversion of this Debenture, the Holder shall, to the extent permitted by law, be deemed to be the holder of record of the shares of Common Stock issuable upon such conversion, notwithstanding that the stock transfer books of the Company shall then be closed or that the certificates representing such shares of Common Stock shall not then be actually delivered. Immediately upon the conversion of this Debenture, the rights of Holder under this Debenture shall cease except with regard to the right to receive the shares of Common Stock issuable upon conversion. As promptly as practicable after either the conversion or redemption of this Debenture, Holder shall surrender this Debenture marked "Cancelled."

         5. Reserve of Shares of Common Stock. The Company shall reserve out of its authorized shares of Common Stock (and other securities in the event of an adjustment of the Conversion Price) a number of shares sufficient to enable it to comply with its obligation to issue shares of Common Stock (and other securities in the event of an adjustment of the Conversion Price) upon the conversion of this Debenture.

         6. Post Closing Registration. Company currently has on file with the SEC form SB-2. Prior to the effective date of the SB-2, the SB-2 shall be amended to provide that the Shares, and each of them, shall be registered in such filing. While acting in a commercially reasonable fashion, Company shall, either upon receipt of comments from the SEC or, in the event that no comments are to be received on the SB-2 from the SEC, then prior to the Effective Date, amend the SB-2 to indicate that up to 781,250 of the Shares are owned beneficially and of record by Holder, which is the Selling Shareholder of such shares.

         7. Post Registration Limitation on Sales. Upon the effective date of the SB-2, and for the period running for twelve months from the effective date of the SB-2, Holder agrees not to sell more than 5% of the daily volume on the open market. Upon written request of Company, Holder shall deliver to Company its trading records reflecting sales of the Shares within 72 hours of receipt of such request.

         8. Call Rights of Company. At any time after the effective date of the SB-2, the Company will have the option, but not the obligation, to "Call" the investor's warrant (see Exhibit A) should the Company's closing stock price equal or exceed $3.00 per share ("Call Trigger"). If the Call Trigger occurs, the Investor will have ten (10) business days to deliver the necessary funds to exercise the warrant. Upon receipt of the funds, the Company will issue to the Investor the corresponding number of shares from the warrant exercise.

         9. Default. The Company shall perform its obligations and covenants hereunder and in each and every other agreement between the Company and Holder pertaining to the indebtedness evidenced hereby. The following provisions shall apply upon failure of the Company so to perform.

                  9.1 Event of Default. Any of the following events shall constitute an "Event of Default" hereunder:

                           9.1.1    Failure by the  Company to timely  convert
outstanding principal into Common Stock, or to pay principal, or premium, if any, of the Debenture when due and payable on the Maturity Date;

                           9.1.2    Failure of the  Company to timely  convert
outstanding Interest into Common Stock, or to pay Interest when due and payable on the Maturity Date; or

                           9.1.3    Failure of the Company to perform any of the
covenants, conditions, provisions or agreements contained herein, or in any other agreement between the Company and Holder pertaining to the indebtedness evidenced hereby, which failure continues for a period of thirty (30) days after written notice of default has been given to the Company by a Majority in Interest of the Holders; provided, however, that if the nature of the Company's obligation is such that more than thirty (30) days are required for performance, then an Event of Default shall not occur if the Company commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion; or

                           9.1.4    The  entry of an order  for  relief
under Federal Bankruptcy Code as to the Company or entry of any order appointing a receiver or trustee for the Company or approving a petition in reorganization or other similar relief under bankruptcy or similar laws in the United States of America or any other competent jurisdiction, and if such order, if involuntary, is not satisfied or withdrawn within sixty (60) days after entry thereof; or the filing of a petition by the Company seeking any of the foregoing, or consenting thereto; or the filing of a petition to take advantage of any debtor's act; or making a general assignment for the benefit of creditors; or admitting in writing inability to pay debts as they mature.

                  9.2 Acceleration. Upon any Event of Default (in addition to any other rights or remedies provided for under this Debenture), the Holder then outstanding, all sums evidenced hereby, including all principal, premium, if any, accrued but unpaid Interest, fees and all other amounts due hereunder shall become immediately due and payable. In the Event of a Default due to a breach of any other covenant or term, Holder of the Debentures may take action to accelerate the Debentures. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or any Subsidiary occurs and is continuing, the principal of and premium, if any, and accrued Interest on all the Debentures will become and be immediately due and payable without any declaration or other act on the part of Holder of the Debentures.

                  9.3 Notice by Company. Upon the happening of any Event of Default specified in this paragraph that is not cured within the respective periods prescribed above, the Company will give prompt written notice thereof to the Holder of this Debenture.

                 9.4 No Waiver. Failure of the Holder to exercise any right or remedy hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent Event of Default, or in the event of continuance of any existing Event of Default after demand or performance thereof.

                  9.5 Pursuit of any Remedy. The Holders have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Holders under the Debentures.

         10.      Representations and Covenants of Holder

                  10.1     Investment Representations.

                           10.1.1   The Holder,  by acceptance of
this Debenture, represents that this Debenture and any shares of Common Stock issuable upon conversion of this Debenture are being and will be acquired for the Holder's own account for investment and not with a view to, or for resale in connection with, the distribution thereof in violation of applicable securities laws, and that the Holder has no present intention of distributing or reselling this Debenture or any such shares of Common Stock. The Holder, by acceptance of this Debenture, further represents that it has not offered or sold this Debenture, or any shares of Common Stock into which this Debenture is convertible, directly or indirectly to any other person, and that the Holder is not acquiring this Debenture or any such Common Stock for the account of any other person. Certificates evidencing shares of Common Stock issuable upon conversion of this Debenture shall bear the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF IN VIOLATION OF APPLICABLE SECURITIES LAWS, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) REASONABLY ACCEPTABLE TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                  10.1.2 Until the shares issued hereunder are registered, no Holder of this Debenture may assign, transfer, hypothecate or sell all or any part of this Debenture (or any of the shares of Common Stock issuable upon conversion of this Debenture) or in any way alienate or encumber the Debenture (or any of the shares of Common Stock issuable upon conversion of this Debenture) without the express prior written consent of the Company, the granting of which may be withheld in the Company's sole discretion. Any attempt to effect such transfer without the consent of the Company shall be null and void. Notwithstanding the Company's obligation to register the shares under
Section 6, as of the Issue Date, the Company has not registered this Debenture (or any of the shares of Common Stock issuable upon conversion of this Debenture) under the Act or the applicable securities laws of any state in reliance on exemptions from registration. Such exemptions depend upon the investment intent of the Holder at the time he acquires his Debenture or such shares of Common Stock. Each Holder has acquired his Debenture (and will acquire the shares of Common Stock issuable upon conversion of this Debenture) for his own account for investment purposes only and not with a view toward distribution or resale of such Debenture or such shares within the meaning of the Act and the applicable securities laws of any state. Until the shares issued hereunder are registered, the Company may require the Holder to provide, at Company's expense, an opinion of counsel satisfactory to the Company to the effect that any proposed transfer or other assignment of the Debenture (or any of the shares of Common Stock issuable upon conversion of this Debenture) will not result in a violation of the applicable federal or state securities laws or any other applicable federal or state laws or regulations.

                  10.1.3 Information Concerning the Company. Holder has been afforded access to (a) information concerning the Company and (b) the Company's managing members. Holder has been afforded the opportunity to ask questions of the Company and has received complete and satisfactory answers to any such inquiries. Holder has received information concerning the Company, the Company's proposed plan of operations, the Units, and the Offering and has reached an informed and knowledgeable decision to acquire the Units. In furtherance of the foregoing, Holder acknowledges that it has reviewed all of the Company's filings under the 1934 Act filed within the past twelve months, and in particular has reviewed and understands the risk factors articulated in such filings, including risk factors which may affect the future results of operations.

                  10.1.4 Holder represents that it neither is nor will be obligated for any commission nor is it aware of any such commission payable in connection with this transaction. Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Holder or any of its officers, partners, employees, or representatives is responsible.

                  10.1.5 Holder hereby represents that for a period of 60 days prior to the date of this Agreement it has not, and covenants and agrees from the date of this Agreement onward, that it shall not offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to the shares of Common Stock, including, without limitation, shares of Common Stock that will be received as a result of the conversion of the Debenture or the exercise of the Warrants, for the period commencing on the date of this Agreement through the earlier of (i) the date the Registration Statement is declared effective, or (ii) the one year anniversary of the date of this Agreement (the "Lock-Up Period"). This restriction is expressly agreed to by Holder in order to preclude Holder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of the shares of Common Stock during the Lock-Up Period even if said shares of Common Stock would be disposed of by someone other than Holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the "box") or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security (other than a broad based market basket or index) that includes, relates to or derives any significant part of its value from shares of Common Stock.

                  10.1.6 Holder hereby covenants and agrees that upon the effectiveness of the Registration Statement that it will limit its aggregate daily sales of shares of Common Stock to 5% of the current day's trading volume for the shares of Common Stock on the OTC - Bulletin Board (or an exchange if the shares of Common Stock or then trading on an exchange). This volume restriction is expressly agreed to by Holder in order to preclude Holder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a disposition of the shares of Common Stock in excess of said 5% of daily trading volume even if said shares of Common Stock would be disposed of by someone other than Holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the "box") or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security (other than a broad based market basket or index) that includes, relates to or derives any significant part of its value from shares of Common Stock. Upon written request of Company, Holder shall deliver to Company its trading records reflecting sales of the shares of Common Stock within three (3) business days of receipt of such request. This covenant contained in this Section 10.1.6 shall only be effective provided Company has obtained a covenant of the same substance and nature from Forte Capital Partners LLC and The Micek family and their affiliated entities.

                  10.1.7. Holder has not seen or received any form of general solicitation or general advertising with respect to the offering or the Common Stock, and Holder did not hear of the offering at any seminar or meeting attended by Purchaser and for which attendees were invited by means of a general solicitation or general advertising.

         10.2 Expenses. All expenses, including reasonable legal fees incurred by the Company in connection with any permitted transfer, assignment or pledge of this Debenture will be paid by the Holder requesting such transfer, assignment or pledge.

         10.3 Loss, Theft or Mutilation of Debenture. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Debenture and, in the case of any such loss, theft or destruction of any Debenture, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Debenture held by the original Debenture-holder, of an indemnity agreement reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Debenture to the Company at its principal office for cancellation, the Company, at the expense of the Holder requesting such replacement Debenture, will execute and deliver, in lieu thereof, a new Debenture of like tenor, dated the date to which interest hereunder shall have been paid on such lost, stolen, destroyed or mutilated Debenture.

         10.4 Ownership. The Company may treat the person in whose name this Debenture is registered as the owner and Holder of this Debenture for the purpose of receiving payment of all principal of and all Interest on this Debenture, and for all other purposes whatsoever, whether or not such Debenture shall be overdue and, except for transfers effected in accordance with this subparagraph, the Company shall not be affected by notice to the contrary.

         11. Modifications and Amendments. Modifications and amendments to the Debentures may be made by the Company only with the consent of the Holder(s) of the Debentures then outstanding; provided, that no such modification or amendment may, without the consent of the holder of each Debenture then outstanding affected thereby, (i) reduce the percentage of principal amount of Debentures whose holders may consent to an amendment, supplement or waiver; (ii) reduce the rate or change the time for payment of Interest, including default interest, on any Debenture; (iii) reduce the principal amount of any Debenture or change the Maturity Date of the Debentures; or (iv) reduce the redemption price, including premium, if any, payable upon redemption of any Debenture or change the time at which any Debenture may or shall be redeemed; (v) reduce the repurchase price, including premium, if any, payable upon the repurchase of any Debenture or change the time at which any Debenture may or shall be repurchase;
(vi) make any Debenture payable in money other than that stated in the Debenture; (vii) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on, any Debenture;
(viii) make any change in the percentage of principal amount of Debentures necessary to waive compliance with certain provisions of the Debenture; or (ix) waive a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Debentures.

         12. Notices. All notices provided for herein shall be validly given if in writing and delivered personally or sent by certified mail, postage prepaid, (in the case of the Company) to the office of the Company or such other address as the Company may from time to time designate in writing sent by certified mail, postage prepaid, or (in the case of the Holder) to the Holder at his address set forth below or such other address as the Holder may from time to time designate in writing to the Company by certified mail, postage prepaid.

          13. Binding Effect. This Debenture shall be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and permitted assigns.

           14. Collection Fees. Except as otherwise provided herein, the Company shall pay all costs of collection, including reasonable attorneys' fees and all costs of suit and preparation for such suit (and whether at trial or appellate level), in the event the unpaid principal amount of this Debenture, or any payment of Interest is not paid when due, or in the event Holder is made party to any litigation because of the existence of the Indebtedness evidenced by this Debenture, or if at any time Holder should incur any attorneys' fees in any proceeding under the Federal Bankruptcy Code (or other similar laws for the protection of debtors generally) in order to collect any Indebtedness hereunder or to preserve, protect or realize upon any security for, or guarantee or surety of, such Indebtedness whether suit be brought or not, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through a bankruptcy court or other legal proceedings.

          15. Construction. This Debenture shall be governed as to its validity, interpretation, construction, effect and in all other respects by and in accordance with the laws and interpretations thereof of the State of California. Unless the context otherwise requires, the use of terms in singular and masculine form shall include in all instances singular and plural number and masculine, feminine and neuter gender.

         16. Severability. In the event any one or more of the provisions contained in this Debenture or any future amendment hereto shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Debenture or such other agreement, and in lieu of each such invalid, illegal or unenforceable provision there shall be added automatically as a part of this Debenture a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

         17.      Definitions.

                  17.1 "Person" means any individual, corporation, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  17.2 A "Subsidiary" of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person, (ii) a partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its subsidiary is entitled to receive more than fifty percent (50%) of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or
(y) the power to elect or direct the election of a majority of directors or other governing body of such Person.

         18. Confidentiality. The Terms of this Agreement and all other information relating hereto are henceforth to be kept confidential and not to be disclosed or disseminated to anyone except as reasonably necessary to respond to inquiries initiated by government agencies such as the Internal Revenue Service, as may be required for financial reporting or disclosure purposes in the ordinary course of business, or as otherwise required by law.

         19. Miscellaneous. Except as otherwise provided herein, the Company waives demand, diligence, presentment for payment and protest, notice of extension, dishonor, maturity and protest. Time is of the essence with respect to the performance of each and every covenant, condition, term and provision hereof.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, this Debenture has been issued as of the last date below.

                          IQ BIOMETRIX, INC.



                          By
                            --------------------------------------
                              William B. G. Scigliano,
                              Chief Executive Officer

                          Date: October ____, 2003


                          Jacob Engel
                          Name of Investor


                          ---------------------------------------

                          Investor Address for Notice:
                          10 Gel Court
                          Monsey, NJ  10952
                          845.371.7200x101



                          Date:  October ___, 2003

                          Amount:  $100,000.00














                          [Signature Page to Debenture]

                                    EXHIBIT A
                                 Form of Warrant















                                   (attached)